Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES
Fletcher McCusker – Chairman and CEO	Alison Ziegler 212-554-5469
Kate Blute – Director of Investor and Public Relations
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces 35% Revenue Growth with

Third Quarter Results; Increases Revenue Guidance for 2007

Third Quarter Highlights:

•	Total revenue grew 35% to $63.7 million

•	100% contract renewal for 11 consecutive annual cycles

•	Entered Canada with workforce initiative acquisition

•	Diluted earnings per share of $0.27 in line with guidance

TUCSON, ARIZONA – November 6, 2007 — The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the third quarter ended September 30, 2007.

For the third quarter of 2007, the Company reported revenue of $63.7 million, an increase of 35% from $47.1 million for the comparable period in 2006 and up sequentially from $62.3 million in the second quarter of 2007 despite the seasonal loss of approximately $1.0 million per month of school based revenue. Operating income was $5.5 million in the quarter, a 27% increase over $4.3 million in the year ago period. Net income was $3.2 million, or $0.27 per diluted share, in the quarter ended September 30, 2007, in line with guidance issued in conjunction with the release of second quarter results. In the year ago quarter ended September 30, 2006, net income was $2.7 million, or $0.22 per diluted share. Providence’s direct client census grew to over 46,000 at September 30, 2007 from nearly 22,000 at September 30, 2006. The number of direct contracts increased to 455 at September 30, 2007 from 341 at September 30, 2006. The Company continued to report 100% contract renewal for the period, although certain contracts that renewed beginning on July 1 were consolidated, leading to the decline in the number of direct contracts from June 30, 2007, but not the associated census.

Managed entity revenue, which represents revenue of the not-for-profit social services organizations the Company provides management and/or administrative services to in return for a negotiated management fee, increased 13% to $54.4 million for the quarter ended September 30, 2007 from $48.0 million for the prior year period. Managed entity revenue is presented to provide investors with an additional measure of the size of the operations under Providence’s management or administration and can help investors

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5524 E. Fourth Street • Tucson, Arizona 85711 • Tel 520/747-6600 • Fax 520/747-6605 • www.provcorp.com

Providence Service Corporation Reports Third Quarter Financial Results

understand trends in management fee revenue. Managed client census grew to nearly 24,000 at September 30, 2007 as compared to approximately 23,000 at September 30, 2006. Contracts of managed entities grew from 300 to 318 year over year.

For the first nine months of 2007, revenue increased 37% to $186.5 million from $135.9 million for the year ago period. Operating income gained 17% to $16.8 million for the nine month period compared to $14.4 million in the first nine months of 2006. Net income was $10.1 million, or $0.85 per diluted share, for the nine month period ended September 30, 2007 compared to net income of $8.7 million, or $0.76 per fully diluted share, for the nine months ended September 30, 2006. Managed entity revenue was $165.1 million and $137.2 million in the first nine months of 2007 and 2006, respectively.

“This quarter’s performance was in line with where we thought we would be and we remain on track for the full year,” said Fletcher McCusker Chairman and CEO. “We are thrilled with our 100% contract renewal rate in the quarter and our performance getting contracts negotiated and signed during the July fiscal year transition. We are happy to report that we have renewed all of our school based business and added approximately $2 million of additional organic growth from the July procurement cycle. Also, since the end of the last quarter we acquired substantially all of the assets of Family & Children’s Services, Inc. in Pennsylvania and acquired WCG International Consultants Ltd in Canada, the integration of which are going as planned. And today we announced the signing of a merger agreement and arrangement of financing for our largest acquisition ever, which we believe will create a significant platform for growth in 2008 and beyond.”

Guidance

As a result of additional organic growth from the July procurement cycle and the recently completed acquisition of Family & Children’s Services which will add an additional $2 million to revenue on a quarterly basis, Providence is increasing its fourth quarter and full year revenue guidance for 2007 to $70 million and $256 million respectively versus its prior guidance of $68 million-$69 million and $251 million-$253 million. (Previous guidance reflected approximately $6 million-$8 million in incremental contract business as a result of the July procurement cycle, the renewal of 100% of all existing contracts that cycle July 1 and additional revenue from WCG.) The Company is also reaffirming its earnings guidance of $0.33-$0.34 per diluted share for the fourth quarter and $1.17-$1.19 for the full year. The Company does not anticipate any material revenue or earnings impact in 2007 from the LogistiCare acquisition which is pending Federal Trade Commission antitrust review. Diluted shares outstanding in the fourth quarter of 2007 are estimated at 12,200,000.

The Company currently expects 2008 revenue to be approximately $310 million with EPS of $1.38-$1.40 based upon current contracted business, not including any unannounced contracts or acquisitions. Including the acquisition of LogistiCare, the combined company is estimated to have revenue of approximately $673 million in 2008 and EPS of $1.45 to $1.50. The Company expects to finalize its budget for 2008 and update full year guidance early in the year after its January government renewal cycle and the Hart, Scott Rodino review of its LogistiCare acquisition.

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Providence Service Corporation Reports Third Quarter Financial Results

Conference Call

Providence will hold a conference call at 11:00 a.m. EST (9:00 a.m. Arizona and MST, 8:00 a.m. PST) on Wednesday, November 7, 2007 to discuss its financial results and corporate developments. Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (866) 356-3377, or for international callers (617) 597-5392 and by using the passcode 31969599. A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until November 14, 2007 by dialing (888) 286-8010 or (617) 801-6888, and using passcode 25466512.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 773 government contracts in 35 states and the District of Columbia as of September 30, 2007.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Income

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues:
Home and community based services	$51,761	$37,152	$153,227	$106,673
Foster care services	7,022	5,842	18,545	16,099
Management fees	4,951	4,057	14,729	13,147

	63,734	47,051	186,501	135,919
Operating expenses:
Client service expense	50,311	36,404	144,707	102,042
General and administrative expense	6,807	5,461	21,784	16,997
Depreciation and amortization	1,166	904	3,202	2,453

Total operating expenses	58,284	42,769	169,693	121,492

Operating income	5,450	4,282	16,808	14,427
Other (income) expense:
Interest expense	479	103	812	721
Interest income	(335)	(431)	(977)	(922)

Income before income taxes	5,306	4,610	16,973	14,628
Provision for income taxes	2,108	1,862	6,879	5,916

Net income	$3,198	$2,748	$10,094	$8,712

Earnings (loss) per common share:
Basic	$0.27	$0.23	$0.86	$0.78

Diluted	$0.27	$0.22	$0.85	$0.76

Weighted-average number of common shares outstanding:
Basic	11,654,434	12,163,022	11,689,302	11,241,294
Diluted	12,053,284	12,297,948	11,928,636	11,464,874

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands except share and per share data)

	September 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$37,724	$40,703
Accounts receivable-billed, net of allowance of $1.2 million and $5.3 million	44,720	36,148
Accounts receivable-unbilled	1,506	2,134
Management fee receivable	9,391	7,342
Other receivables	3,047	881
Restricted cash	3,237	2,300
Prepaid expenses and other	8,038	4,284
Notes receivable	393	975
Deferred tax assets	1,261	966

Total current assets	109,317	95,733
Property and equipment, net	4,045	2,784
Notes receivable, less current portion	895	739
Goodwill	64,239	56,656
Intangible assets, net	32,054	29,037
Restricted cash, less current portion	6,211	6,211
Other assets	1,412	1,175

Total assets	$218,173	$192,335

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,702	$2,902
Accrued expenses	16,262	21,588
Deferred revenue	1,518	791
Reinsurance liability reserve	4,280	2,986
Current portion of long-term obligations	3,750	332

Total current liabilities	28,512	28,599
Deferred tax liabilities	4,000	4,061
Long-term obligations, less current portion	15,056	619

Total liabilities	47,568	33,279
Non-controlling interest	7,649	—
Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 12,309,804 and 12,171,127 issued and outstanding (including treasury shares)	12	12
Additional paid-in capital	145,251	141,381
Accumulated other comprehensive income	896	—
Retained earnings	28,056	17,962

	181,864	159,355
Less 612,026 and 146,905 treasury shares, at cost	11,259	299

Total stockholders’ equity	170,605	159,056

Total liabilities and stockholders’ equity	$218,173	$192,335

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Providence Service Corporation Reports Third Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Nine months ended September 30,
	2007	2006
Operating activities
Net income	$10,094	$8,712
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,006	774
Amortization	2,196	1,679
Amortization of deferred financing costs	125	113
Deferred income taxes	(183)	56
Stock based compensation	1,474	290
Excess tax benefit upon exercise of stock options	(540)	(1,840)
Reserve on note receivable	100	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Billed and unbilled accounts receivable, net	(1,262)	(11,672)
Management fee receivable	(2,520)	(157)
Other receivable	(2,165)	(37)
Reinsurance liability reserve	1,294	1,445
Prepaid expenses and other	(3,328)	147
Accounts payable and accrued expenses	(34)	(1,234)
Deferred revenue	727	510

Net cash provided by (used in) operating activities	6,984	(1,214)
Investing activities
Purchase of property and equipment	(1,072)	(716)
Acquisition of businesses, net of cash acquired	(9,225)	(13,566)
Acquisition earn out payments	(8,299)	—
Restricted cash for contract performance	(937)	(3,390)
Purchase of short-term investments, net	(237)	(81)
Working capital advances to third party	—	(195)
Collection of notes receivable	455	51

Net cash used in investing activities	(19,315)	(17,897)
Financing activities
Repurchase of common stock	(10,960)	—
Proceeds from common stock issued pursuant to stock option exercise	1,857	6,369
Excess tax benefit upon exercise of stock options	540	1,840
Proceeds from common stock offering, net	—	59,593
Proceeds from long-term debt	18,750	—
Repayment of long-term debt	(895)	(17,384)
Debt financing costs	(34)	(86)

Net cash provided by financing activities	9,258	50,332

Effect of exchange rate changes on cash	94	—

Net change in cash	(2,979)	31,221
Cash at beginning of period	40,703	8,994

Cash at end of period	$37,724	$40,215

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